PETROGULF
CORPORATION

January 4, 2007

Falcon Natural Gas Corp.
2500 City West Blvd., Suite 300
Houston, Texas 77042
Attn: Fred B. Zaziski
President

Re: Amendment to the Exploration Agreement
And Joint Operating Agreement between
Falcon Natural Gas Corp., Douglas Cameron McLeod
And Petrogulf Corporation Dated August 30, 2006
Wyandotte Prospect
St. Mary Parish, LA

Dear Fred:

As you know, Petrogulf Corporation ("Petrogulf"), as Operator of the above Wyandotte Prospect on behalf of Douglas Cameron McLeod and Falcon Natural Gas Corp. ("Falcon") was in the process of preparing the location for the planned Hellenic 42 #1 Well ("Subject Well") pursuant to the above-captioned Exploration Agreement ("Agreement") and had paid lease rentals on certain oil and gas leases in the Wyandotte Prospect with the expectation that Falcon would reimburse Petrogulf for Falcon's share of the rentals and would pay the "Cash Call" payments for Falcon's share of the Dry Hole Costs as described in the Authority for Expenditure ("AFE") which you signed on October 1, 2006 and as provided for in the Agreement.

However, Falcon has not timely reimbursed Petrogulf for its share of the lease rentals and has not timely paid its share of the Dry Hole Costs as set out in the attached AFE and as provided for in the Agreement. Due to the lack of timely payments, Petrogulf and Douglas Cameron McLeod are unwilling to proceed under the Agreement without additional assurances from Falcon.

Ronald P. Thompson and Charles W. Goodin, employees of Petrogulf, have talked to you recently about an "in or out" clause as originally proposed in the second to last draft of the Exploration Agreement. This concept was discussed at the time of the drafting of the Agreement and most recently in our phone conversations with you. During these conversations you indicated that you would be agreeable to an "in or out" provision in the Agreement. This type of provision is important so that if a party decides not to participate in the drilling of a well then the other party may seek a third party to participate knowing that the non-participating party's share of the well and associated leases have been forfeited and are to be assigned to the Consenting Parties rather than just being subject to a non-consent provision.

Accordingly, if the parties were to amend the Exploration Agreement and Joint Operating Agreement to contain an "in or out" arrangement then Petrogulf would be more likely to drill the Subject Well. If Falcon were able to secure additional financing to pay Petrogulf directly for Falcon's share of the lease rentals and to pay for Falcon's share of the Dry Hole Costs in the Subject Well, then Petrogulf would continue to perform under the Agreement and recognize the interest of Falcon even if it is beyond the 15 day period after the "Cash Call" was made on October 6, 2006 for Falcon's share of the Dry Hole Costs as provided for in the Agreement.

THEREFORE, Douglas Cameron McLeod, Petrogulf and Falcon would like to amend the Exploration Agreement to provide for the following:

Article XVI of the Other Provisions of the Joint Operating Agreement dated August 30, 2006 for the Wyandotte Prospect Area shall be amended and restated to read as follows:

B. Forfeiture of Interests: Irrespective of any contrary provision contained in Article VI herein, the following non-consent penalties will apply in the enumerated circumstances:

1. In the event any party (Non-Consenting Party) elects not to participate in the drilling of the Initial Well on the Contract Area, such Non-Consenting Party will relinquish and assign to the party or parties that participate in such operation(s) (Consenting Parties) all of its right, title and interest in the Contract Area to total depth drilled plus 100 feet which leases shall be free and clear of any liens or encumbrances or additional burdens. In the event any party hereto elects not to participate in the drilling of an additional well (subsequent to the Initial Well) on the Contract Area, such Non-Consenting Party will promptly relinquish and assign to the Consenting Parties in such operation(s) all of its right, title and interest in such well and the Production Unit attributable thereto as to total depth drilled plus 100 feet which leases shall be free and clear of any liens or encumbrances or additional burdens. For all purposes of this Article XVI, the Production Unit for a well is defined as the portion of the leases, covering the larger of a 320 acre tract of land as nearly as practicable in the shape of a square with the well in the center thereof or the actual drilling and production unit approved for such well by the Office of Conservation. It is agreed and stipulated that the configuration of such Production Unit(s) by Operator will be conclusive and binding upon all parties.

2. In the event a party elects not to participate in running production casing for a Completion attempt(s) on the Initial Well on the Contract Area, such Non-Consenting Party will promptly relinquish and assign to the Consenting Parties all of its right, title and interest in and to the Initial Well on the Contract Area as to total depth drilled plus 100 feet which leases shall be free and clear of any liens or encumbrances or additional burdens. In the event a party elects not to participate in running production casing for a Completion attempt(s) on any Subsequent Well on the Contract Area, such Non-Consenting Party will promptly relinquish and assign to the Consenting Parties all of its right, title and interest in and to the Subsequent Well on the Contract Area as to total depth drilled plus 100 feet. All assignments by the Non-Consenting Party shall be free and clear of all liens and encumbrances and any additional burdens.

3. Any reworking, deepening, sidetracking, recompletion or plugging-back operation, drilling operation, or operation to run production casing on a well subsequent to the Initial Well, which will serve to perpetuate any leases(s), or part thereof, within the Contract Area is hereunder called a "Required Operation." A particular operation will not fail to qualify as a Required Operation merely because an alternative operation could have been undertaken to perpetuate a lease(s), or part thereof. As to any Required Operation proposed by any party hereto in which there is an election not to participate, the Non-Consenting Party shall release and relinquish forever to the Consenting Parties, proportionately, all of such Non-Consenting Party's interest in and to any well or leases, or portions thereof, or interest within the Contract Area as to all depths, save and except any well(s) and the Production Unit(s) attributable thereto for which the Non-Consenting Party has previously participated within the Contract Area.

4. Any interest surrendered by Non-Consenting Parties to Consenting Parties in accordance with the above provisions will be assigned by the Non-Consenting Parties to the Consenting Parties on a pro-rata basis and as to all depths, without warranty of title, except as to claims by, through or under such Non-Consenting Parties, and such assignment of leases shall be free and clear of any liens and encumbrances or any additional burdens placed thereon by the Non-Consenting Parties and will in all events remain subject to the terms and provisions hereof.

5. Nothing contained herein shall be construed as requiring relinquishment of a Non-Consenting Party's interest in any producing well or well unit in which such party has participated in accordance with the terms hereof.

6. Any Party not paying its pro-rata share of oil and gas lease bonuses or rentals shall promptly relinquish and assign to the Consenting Parties all of its right, title and interest in and to the oil and gas leases in which the bonus or rental was not paid. Said assignment of leases shall be shall be free and clear of any liens and encumbrances or any additional burdens placed thereon by the Non-Paying Party.

7. Any party, who has the right to participate in the Acquisition of Option Acreage lease(s), pursuant to the Lease Option Agreement dated October 24, 2006 between the Parties and AVOCA, Incorporated, but for whatever reason does not pay for its share of the Option Acreage lease(s), shall not receive an assignment of any interest in the Option Acreage leased to the Consenting Parties and if an assignment is made to the Non-participating Party it must assign all of its right title and interest in the Option Lease(s) to the Consenting Parties on a pro-rata basis, without warranty of title, except as to claims by, through or under such Non-Consenting Parties, and such assignment will be free of any liens or encumbrances or additional burdens placed thereon by the Non-Consenting Parties.

If you are in agreement with the above captioned proposal, then please sign where indicated.

Accepted and Agreed to this 4th day of January, 2007.

Very truly yours,

Betty A. Pennington

Falcon Natural Gas Corp.

By: Fred B. Zazlski
Its: President

Douglas Cameron McLeod

By: Betty A. Pennington
Agent

Petrogulf Corporation

By: Betty A. Pennington
Its: Executive Vice President